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                                      10.67

                          THE SPORTS CLUB COMPANY, INC.
                            2001 STOCK INCENTIVE PLAN





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                          THE SPORTS CLUB COMPANY, INC.
                            2001 STOCK INCENTIVE PLAN

                                    ARTICLE 1
                             GENERAL PURPOSE OF PLAN

        The name of this plan is The Sports Club Company, Inc. 2001 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable The Sports Club Company, Inc. (the "Company") and any Parent or any Subsidiary to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                                    ARTICLE 2
                                   DEFINITIONS

        For purposes of the Plan, the following terms shall be defined as set forth below:

        "Administrator" shall have the meaning set forth in Article 3.1(a).

        "Board" means the Board of Directors of the Company.

        "Cash Election" has the meaning set forth in Section 7.2(c)(v).

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        "Committee" means a committee of at least two Directors appointed by the Board to administer the Plan.

        "Company" means The Sports Club Company, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

        "Date of Grant" means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant.

        "Director" means a member of the Board.

        "Disability" means permanent and total disability as defined by the Administrator.

        "Election" shall have the meaning set forth in Section 11.3(c)(i).

        "Eligible Person" shall have the meaning set forth in Article 5.



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        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exercise Price" shall have the meaning set forth in Section 6.2(c).

        "Fair Market Value" per share at any date shall mean (i) if the Stock is listed on an exchange or exchanges, or admitted for trading in the Nasdaq National Market ("National Market"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or on the National Market, as applicable, or if no sale was made on such day on such principal exchange or on the National Market, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or the National Market, as applicable; or (ii) if the Stock is not then traded on an exchange or on the National Market, the average of the closing bid and asked prices per share for the Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or (iii) if the Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Administrator. In determining the last reported sales price or the closing bid and asked prices, the Administrator shall refer to The Wall Street Journal or such other source as the Administrator deems reliable.

        "Grantee" means an Eligible Participant who is granted a SAR pursuant to the Plan.

        "Incentive Stock Option" means a Stock Option intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

        "Initial Valuation" shall have the meaning set forth in Section 7.2(b).

        "Liquidating Event" shall have the meaning set forth in Section 9.1(b).

        "Non-Qualified Stock Option" means a Stock Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written Stock Option agreement.

        "Offeree" means an Eligible Participant who is granted a Purchase Right pursuant to the Plan.

        "Optionee" means an Eligible Participant who is granted a Stock Option pursuant to the Plan.

        "Parent" means any present or future corporation which would be a "parent corporation" as that term is defined in Section 424(e) of the Code, or any successor provision.

        "Participant" means any Eligible Person selected by the Administrator, pursuant to the Administrator's authority in Article 3, to receive grants of Rights.



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        "Plan" means The Sports Club Company, Inc. 2001 Stock Incentive Plan, as
the same may be amended or supplemented from time to time.

        "Purchase Price" shall have the meaning set forth in Section 8.2(b).

        "Purchase Right" means the right to purchase Stock granted pursuant to
Article 8.

        "Related SAR Option" shall have the meaning set forth in Section 7.1.

        "Rights" means Stock Options, Purchase Rights and/or SARs, as applicable, granted to Participants.

        "Retirement" means retirement from active employment with the Company or any Parent or Subsidiary as defined by the Administrator.

        "SAR" means a stock appreciation right granted alone or in tandem with a Stock Option pursuant to Article 7.

        "Special Terminating Event" with respect to a Participant shall mean the death, Disability or Retirement of that Participant.

        "Spread" shall have the meaning set forth in Section 7.2(c)(iv).

        "Stock" means the Common Stock, par value $.01 per share, of the Company.

        "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Stock are quoted at any given time.

        "Stock Option" means any option to purchase shares of Stock granted pursuant to Article 6.

        "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" as that term is defined in Section 424(f) of the Code, or any successor provision.

        "Tax Date" shall have the meaning set forth in Section 11.3(c)(iv).

        "Ten Percent Shareholder" means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424(d) of the Code, Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

        "Withholding Right" has the meaning set forth in Section 11.3(b).



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                                    ARTICLE 3
                                 ADMINISTRATION

        SECTION 3.1 The Administrator.

               (a) Administrator. The Plan shall be administered by either (i) the Board; or (ii) the Committee (the group that administers the Plan is referred to as the "Administrator").

               (b) Powers in General. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the power and authority in its discretion to grant to Eligible
        Persons: (i) Stock Options; (ii) SARs; (iii) Purchase Rights; or (iv) any combination of the foregoing.

               (c) Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and Rights granted thereunder and to apply the Plan's provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
        (iv) to determine, subject to the limitations set forth in the Plan, when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Participants to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to prescribe the terms and conditions of each Stock Option, including, without limitation, the exercise price and medium of payment, to determine whether the Stock Option is to be an Incentive Stock Option or a Non-Qualified Stock Option and to specify the provisions of the Stock Option agreement relating to such Stock Option including, without limitation, vesting provisions; (viii) to prescribe the terms and conditions of each SAR, including, without limitation, to determine whether such SAR is to be granted alone or in tandem with Stock Options during the term of the Related SAR Option and to specify the provisions of the SAR agreement relating to such SAR including, without limitation, vesting provisions; (ix) to prescribe the terms and conditions of each Purchase Right, including, without limitation, the purchase price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock purchase agreement relating to such sale; (x) to amend any outstanding Rights for the purpose of modifying the Exercise Price, Initial Valuation or Purchase Price, as the case may be, thereunder or otherwise, subject to applicable legal restrictions and to the consent of the other party to such agreement; (xi) to determine when a consultant's relationship with the Company is sufficient to constitute employment with the Company for purposes of the Plan; (xii) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; and (xiii) to make any and all other




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        determinations which it determines to be necessary or advisable for administration of the Plan.

               (d) Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

               (e) The Committee. The Board may, in its sole and absolute discretion, from time to time delegate any or all of its duties and authority with respect to the Plan to a Committee of not less than two Directors to be appointed by and to serve at the pleasure of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of two Directors, the unanimous vote of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a Committee comprised of two Directors, the unanimous vote of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

                                    ARTICLE 4
                              STOCK SUBJECT TO PLAN

        SECTION 4.1 Stock Subject to the Plan.

        Subject to adjustment as provided in Article 9, the total number of shares of Stock reserved and available for issuance under the Plan shall be 4,300,000 shares. Solely for purposes of determining the number of shares of Stock reserved and available for issuance under the Plan, each SAR granted without relation to a Stock Option shall be treated as a Stock Option. Shares reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        SECTION 4.2 Unexercised Rights.

        To the extent that any Rights expire or are otherwise terminated without being exercised, the shares underlying such Rights (and shares related thereto) shall again be available for issuance upon exercise of future Rights granted under the Plan. Shares acquired by the Company upon exercise of Rights pursuant to Sections 6.2(e), 8.2(c) or 11.3 hereof shall not increase the shares available for issuance under the Plan.



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                                    ARTICLE 5
                                   ELIGIBILITY

        Officers, employees, consultants and Directors of the Company, any Parent or any Subsidiary, other than the Administrator, who are responsible for or contribute to the management, growth or profitability of the business of the Company, any Parent or any Subsidiary shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan (each, an "Eligible Person"). The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among those Eligible Persons.

                                    ARTICLE 6
                                  STOCK OPTIONS

        SECTION 6.1   General.

        Stock Options may be granted alone or in addition to other Rights granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option grants need not be the same with respect to each Optionee or each Stock Option granted. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.

        SECTION 6.2 Terms and Conditions of Stock Options.

        Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option agreement between the Company and the Optionee, which agreement shall comply with and be subject to the following terms and conditions:

               (a) Number of Shares. Each Stock Option agreement shall state the number of shares of Stock to which the Stock Option relates.

               (b) Type of Option. Each Stock Option agreement shall identify the portion (if any) of the Stock Option which constitutes an Incentive Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of shares of Stock with respect to which Stock Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such Stock Options covering shares of Stock with a Fair Market Value in excess of $100,000 shall be treated as Non-Qualified Stock Options. For purposes of this Section 6.2(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Stock subject to an Incentive Stock Option shall be determined as of the Date of Grant of such Stock Option.



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               (c) Exercise Price. Each Stock Option agreement shall state the price at which shares subject to the Stock Option may be purchased (the "Exercise Price"), which with respect to Incentive Stock Options, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of such Fair Market Value. With respect to Non-Qualified Stock Options, the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of the shares of Stock on the Date of Grant of the Non-Qualified Stock Option.

               (d) Term of Option. The term of each Stock Option shall be the term stated in the applicable Stock Option agreement; provided, however, that the term shall be no more than ten (10) years from the Date of Grant thereof or such shorter term as may be provided in the applicable Stock Option agreement; and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Stock Option is granted, is a Ten Percent Shareholder, the term of the Stock Option shall be five (5) years from the Date of Grant thereof or such shorter term as may be provided in the applicable Stock Option agreement.

               (e) Consideration for Stock Option. The consideration to be paid for the shares of Stock to be issued upon exercise of a Stock Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined on the Date of Grant) and may consist entirely of (1) cash,
        (2) check, subject to collection, (3) promissory note in accordance with
        Section 11.5, (4) the shares of Stock that (x) in the case of Stock acquired upon exercise of a Stock Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Stock as to which such Stock Option shall be exercised, (5) authorization for the Company to retain from the total number of shares of Stock as to which the Stock Option is exercised that number of shares of Stock having a Fair Market Value on the date of exercise equal to the Exercise Price for the total number of shares of Stock as to which the Stock Option is exercised, (6) any combination of the foregoing methods of payment, or (7) such other consideration and method of payment for the issuance of Stock to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

               (f) Procedure for Exercise; Rights as a Stockholder. Any Stock Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and reflected in the applicable Stock Option agreement, which may include vesting requirements and/or performance criteria



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        with respect to the Company and/or the Optionee; provided, however, that such Stock Option shall become exercisable at the rate of at least twenty percent (20%) per year over five (5) years from the Date of Grant. Notwithstanding the above, in the case of a Stock Option granted to an officer, Director or consultant of the Company or any Parent or Subsidiary of the Company, the Stock Option may become fully exercisable, and a repurchase right, if any, in favor of the Company shall lapse, at any time or during any period established by the Administrator.

                      (i) A Stock Option may not be exercised for a fraction of a Share.

                      (ii) A Stock Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option agreement and the Company has received full payment for the Stock with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under
        Section 6(e) above. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Stock, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Stock Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Stock Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

                      (iii) Exercise of a Stock Option in any manner shall result in a decrease in the number of shares of Stock that thereafter may be available, both for purposes of the Plan and for sale under the Stock Option, by the number of shares of Stock as to which the Stock Option is exercised.

               (g) Employee's or Engagement Agreement. Each person receiving a Stock Option under the Plan shall agree to remain in the employ of, and/or to render services pursuant to his or her engagement with, the Company, any Subsidiary or any Parent, as the Administrator may from time to time direct, for a period of one (1) year from the Date of Grant, but such agreement shall not obligate the Company, any Subsidiary or any Parent to continue to employ or maintain the engagement of the Optionee for any period whatsoever. The sole remedy of the Company for breach of this employment or engagement term by the Optionee shall be cancellation of the Stock Option granted to the Optionee.



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                                    ARTICLE 7
                            STOCK APPRECIATION RIGHTS

        SECTION 7.1   General.

        The Administrator shall have the authority to grant SARs in tandem with Stock Options granted under this Plan (the "Related SAR Option") with respect to all or some of the shares of Stock covered by the Related SAR Option. SARs granted in tandem with Related SAR Options may be granted either on the Date of Grant of the Related SAR Option or at any time thereafter during the term of the Related SAR Option. The Administrator shall also have the authority to grant SARs without relation to any Stock Option granted under this Plan. Each SAR shall be granted on such terms and conditions not inconsistent with the Plan as the Administrator may determine. The provisions of the various SAR awards need not be the same with respect to each Grantee or with respect to any SARs granted to the same Grantee.

        SECTION 7.2 Terms and Conditions of SARs.

        Each SAR granted pursuant to the Plan shall be evidenced by a written SAR agreement between the Company and the Grantee, which agreement shall comply with and be subject to the following terms and conditions:

               (a) Number of SARs. Each SAR agreement shall state the number of SARs granted pursuant to the agreement.

               (b) Initial Valuations. Each SAR agreement shall provide that each SAR granted in tandem with a Related Stock Option is valued at the Exercise Price of the Related SAR Option and that each SAR granted without relation to a Stock Option is valued at the Fair Market Value of a share of Stock on the Date of Grant (the "Initial Valuation").

               (c)    Term and Exercise of SARs.

                      (i) Each SAR granted otherwise than in tandem with a Stock
               Option shall be exercisable as determined by the Administrator, but in no event after ten (10) years from the Date of Grant. Each other SAR shall be exercisable only if, and to the extent that, the Related SAR Option is exercisable and has not yet terminated or expired, and in the case of a SAR granted in respect of an Incentive Stock Option, only when the Fair Market Value per share of the Stock exceeds the Exercise Price of the Related SAR Option; and upon the exercise of a SAR, the Related SAR Option shall cease to be exercisable to the extent of the shares of Stock with respect to which such SAR is exercised, and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Stock available for the grant of further Rights pursuant to the Plan. Upon the exercise or termination of a Related SAR Option, the SAR




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               granted in tandem with such Related SAR Option shall terminate to the extent of the shares of Stock with respect to which the Related SAR Option was exercised or terminated.

                      (ii) To exercise a SAR granted in tandem with a Related
               SAR Option, the Grantee shall (A) give written notice thereof to the Company specifying the number of shares of Stock with respect to which the SAR is being exercised and the percentage of the total amount that the Grantee is entitled to receive which such person elects to receive in cash or shares of Stock with respect to the exercise of the SAR; and (B) if requested by the Administrator, deliver the Related SAR Option agreement to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the Related SAR Option agreement to the Grantee. To exercise a SAR granted without relation to a Stock Option, the Grantee shall give written notice thereof to the Company specifying the number of shares of Stock with respect to which the SAR is being exercised and the percentage of the total amount that the Grantee is entitled to receive which the Grantee elects to receive in cash or shares of Stock with respect to the exercise of the SAR. The date of exercise of a SAR which is validly exercised shall be deemed to be the date on which there shall have been delivered to the Company the appropriate aforesaid instruments.

                      (iii) Upon the exercise of a SAR, the holder thereof shall be entitled at the holder's election to receive either:

                                    (A) a number of shares of Stock equal to the
                             quotient computed by dividing the Spread (as defined in Section 7.2(c) (iv)) by the Fair Market Value per share of Stock on the date of exercise of the SAR; provided, however, that in lieu of fractional shares, the Company shall pay in cash or cash equivalent an amount equal to the same fraction of the Fair Market Value per share of Stock on the date of exercise of the SAR; or

                                    (B) an amount of money payable in cash or
                             cash equivalent equal to the Spread; or

                                    (C) a combination of an amount payable in
                             cash or cash equivalent and a number of shares of Stock calculated as provided in Section 7.2 (c)
                             (iii) (A) (after reducing the Spread by such dollar amount), plus any amounts payable in lieu of any fractional shares as provided above.


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                      (iv) The term "Spread" as used in this Section 7.2(c)
               shall mean an amount equal to the product computed by multiplying
               (A) the excess of (x) the Fair Market Value per share of Stock on the date the SAR is exercised, over either (y) in the case of an SAR granted in tandem with a Related SAR Option, the Exercise Price per share of the Related SAR Option, the Exercise Price per share of the Related SAR Option, or (z) in the case of an SAR not granted in tandem with a Stock Option, the Initial Valuation of the SAR; by (B) the number of shares of Stock with respect to which such SAR is being exercised.

                      (v) Notwithstanding the provisions of Section 7.2 (c)
               (iii), the Administrator shall have sole discretion to consent to or disapprove a Participant's election to receive an amount of money payable in cash or cash equivalent in whole or in part ("Cash Election") upon the exercise of a SAR. Such consent or disapproval may be given at any time after the election to which it relates. If the Administrator shall disapprove a Cash Election, the exercise of the SAR with respect to which the Cash Election was made shall be of no effect, but without prejudice to the right of the holder to exercise such SAR in the future in accordance with its terms.

                      (vi) Notwithstanding the foregoing, in the case of a SAR
               granted in tandem with an Incentive Stock Option, the holder may not receive an amount in excess of such amount as will enable the Stock Option to qualify as an Incentive Stock Option.

        (d) Securities Laws. The Company intends that this Section 7.2 shall comply with the requirements of Rule l6b-3, and any future rules promulgated in substitution therefor (the "Rule") under the Exchange Act, during the term of the Plan. Should any provision of Section 7.2 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary to render Section 7.2 in compliance with the requirements of the Rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly.

        (e) Limitation on Amounts Payable. Notwithstanding Section 7.2(c)(iii), the Administrator may place a limitation on the amount payable in cash, Stock or both upon exercise of a SAR. Any such limitation must be determined as of the Date of Grant and noted on the instrument evidencing the Participant's SAR granted hereunder.

                                    ARTICLE 8
                                 PURCHASE RIGHTS

        SECTION 8.1   General.

        Purchase Rights may be granted alone or in addition to other Rights under the Plan. Each sale of Stock under this Article 8 shall be evidenced by a Stock purchase agreement between the Offeree and the Company in the form from time to time adopted




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by the Administrator and containing such terms and conditions which the
Administrator deems appropriate, provided, that such terms and conditions are not inconsistent with the Plan. The provisions of the various Stock purchase agreements entered into under the Plan need not be identical.

        SECTION 8.2 Terms and Conditions of Purchase Rights.

        Each Purchase Right granted pursuant to the Plan shall be evidenced by a written Stock purchase agreement between the Company and the Offeree, which agreement shall comply with and be subject to the following terms and conditions:

               (a) Number of Shares. Each Stock purchase agreement shall state the number of shares of Stock which may be purchased pursuant to such agreement.

               (b) Purchase Price. Each Stock purchase agreement shall state the price at which the Stock subject to such purchase agreement may be purchased (the "Purchase Price"); provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the Fair Market Value of the Stock on the Date of Grant, or, in the case of a Ten Percent Shareholder, the Purchase Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Date of Grant.

               (c) Medium and Time of Payment. The consideration to be paid for the shares of Stock to be issued upon exercise of a Purchase Right, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, subject to collection, (3) promissory note in accordance with Section 11.5, (4) other shares of Stock that (x) in the case of Stock acquired upon exercise of a Stock Option, have been owned by the Offeree for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate Purchase Price of the Stock as to which such Purchase Right shall be exercised, (5) any combination of the foregoing methods of payment, or
        (6) such other consideration and method of payment for the issuance of Stock to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

               (d) Repurchase Option. Unless the Administrator determines otherwise, the Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Stock repurchased shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine; provided, however, that with



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        respect to an Offeree who is not an officer, Director or consultant of the Company or of any Parent or Subsidiary of the Company, it shall lapse at a minimum rate of twenty percent (20%) per year.

                                    ARTICLE 9
                                   ADJUSTMENTS

        SECTION 9.1 Effect of Certain Changes.

               (a) Stock Dividends, Splits, Etc. If there is any change in the number of outstanding shares of Stock resulting from a Stock split, reverse Stock split, Stock dividend, combination, recapitalization, or reclassification of the Stock, or any other increase or decrease in the number of issued and outstanding shares of Stock effected without receipt of consideration by the Company, (i) the number of shares of Stock available for Rights, (ii) the number of shares of Stock covered by outstanding Rights, (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right and (iv) the Initial Valuations of SARs in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued and outstanding shares of Stock; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"; and provided, further, that any fractional shares resulting from the adjustment shall be eliminated. Except as expressly provided herein, no issuance by the Company of Stock of any class or securities convertible into shares of Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to a Stock Option, Purchase Right or SAR.

               (b) Liquidating Event. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "Liquidating Event"), the Administrator may provide that the holder of any Right then exercisable shall have the right to exercise such Right (at the price provided in the applicable Rights agreement) subsequent to the Liquidating Event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, property, cash or any combination thereof receivable upon such Liquidating Event by a holder of the number of shares of Stock for or with respect to which such Right might have been exercised immediately prior to such Liquidating Event. Alternatively, the Administrator may provide that each Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days prior written notice of the date so fixed shall be given to each Rights holder, and if such notice is given, each Rights holder shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Right as to all or any part of the shares of Stock covered thereby, without regard to any installment or vesting provisions in his or her Rights agreement, on the condition, however, that the Liquidating Event actually occurs. If the Liquidating Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Rights holder shall be deemed a shareholder with respect to the Rights exercised) immediately preceding the occurrence of the Liquidating Event, (or as of the date of record for shareholders entitled to share in such Liquidating Event, if a record date is set).

               (c) Merger or Consolidation. Each outstanding Right shall terminate upon a merger, reorganization or consolidation in which the Company is not the surviving corporation, provided that (A) each Rights holder to whom no Rights have been tendered by the surviving corporation pursuant to the terms of item (B) immediately below shall have the right, exercisable during a ten (10)-day period ending on the fifth
        (5th) day prior to such merger, reorganization or consolidation in which the Company is not the surviving corporation, to exercise his or her Rights in whole or in part, without regard to any installment or vesting provisions under his or her Rights agreement on the condition, however, that the merger, reorganization or consolidation is actually effected; and if the merger, reorganization or consolidation is actually effected, such exercise shall be deemed effective (and, if applicable, the Participant shall be deemed a shareholder with respect to the Rights exercised) immediately preceding the effective time of such merger, reorganization or consolidation (on the date of record for shareholders entitled to share in the securities or property distributed in such merger, reorganization or consolidation, if a record date is set); and
        (B) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender to any Rights holder Rights with respect to the surviving corporation, and such new Rights shall contain such terms and provisions as shall substantially preserve the rights and benefits of any Rights then outstanding under this Plan.

               (d) Where Company Survives. Section 9.1(c) shall not apply to a merger, reorganization or consolidation in which the Company is the surviving corporation, unless shares of Stock are converted into or exchanged for securities other than publicly-traded common stock, cash (excluding cash in payment for actual shares) or any other thing of value. Notwithstanding the preceding sentence, in case of any merger, reorganization or consolidation of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive an amount of money payable by cash or cash equivalent or other property) of the shares of Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Administrator may provide that the holder of each Right then exercisable shall have the right to exercise such Right solely for the kind and amount of shares of Stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable upon such reclassification change, merger, reorganization or consolidation by the holder of the number of shares of Stock for which such Right might have been exercised.

               (e) Surviving Corporation Defined. The determination as to which party to a merger, reorganization or consolidation is the "surviving corporation" shall be made on the basis of the relative equity interests of the shareholders in the corporation existing after the merger, reorganization or consolidation, as follows: if following any merger, reorganization or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger, reorganization or consolidation own equity securities possessing more than fifty percent (50%) of the voting power of the corporation existing following the merger, reorganization or consolidation, then for purposes of this Plan, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the shareholders of a corporation immediately after the merger, reorganization or consolidation, of equity securities pursuant to this Section 9.1(e), equity securities which the shareholders owned immediately before the merger, reorganization or consolidation as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this
        Section 9.1(e) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

               (f) Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Stock" within the meaning of the Plan.

               (g) Certain Distributions. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Stock covered by each outstanding Stock Option, SAR or Purchase Right to reflect the effect of such distribution.

               (h) Decision of Administration Final. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided that, each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an Incentive Stock Option.

               (i) No Other Rights. Except as hereinbefore expressly provided in this Article 9, no Rights holder shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any Liquidating Event, merger, reorganization or consolidation of assets or stock of another corporation, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and except as provided in this Article 9, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures; to merge, reorganize or consolidate, dissolve or liquidate; or to sell, transfer or convey all or part of its business or assets.

               (j) No Rights as Shareholder. Except as specifically provided in this Article 9, a Rights holder or a transferee of a Right shall have no rights as a shareholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 9.1(b) or 9.1(c).

                                   ARTICLE 10
                            AMENDMENT AND TERMINATION

        The Board may, at any time, amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any Right theretofore granted without such Participant's consent. Stockholder approval for amendments to the Plan shall be obtained in such a manner and to such degree as required to comply with all applicable laws and regulations.

        The Administrator may amend the terms of any Right theretofore granted, prospectively or retroactively, but, subject to Article 3, no such amendment shall impair the rights of any Participant under any Right theretofore granted without such Participant's written consent.

                                   ARTICLE 11
                               GENERAL PROVISIONS

        SECTION 11.1 General Restrictions.

               (a) No View to Distribute. The Administrator may require each person purchasing shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

               (b) Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the

        Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        SECTION 11.2   Other Compensation Arrangements.

        Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

        SECTION 11.3 Withholding Taxes.

               (a) Withholding Required. Each Participant shall, no later than the date as of which the value of a Right first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Right or its exercise. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Participant shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to the Participant.

               (b) Withholding Right. The Administrator may, in its discretion, grant a Rights holder the right (a "Withholding Right") to elect to make such payment by irrevocably requiring the Company to withhold from shares issuable upon exercise of the Right that number of full shares of Stock having a Fair Market Value on the Tax Date (as defined below) equal to the amount (or portion of the amount) required to be withheld. The Withholding Right may be granted with respect to all or any portion of the Right.

               (c) Exercise of Withholding Right. To exercise a Withholding Right, the Rights holder must follow the election procedures set forth below, together with such additional procedures and conditions as may be set forth in the related Rights agreement or otherwise adopted by the
        Administrator:

                      (i) The Rights holder must deliver to the Company his or
               her written notice of election (the "Election") to have the Withholding Right apply to all (or a designated portion) of his or her Right;

                      (ii) The Election must be delivered to the Company not
               less than twenty (20) days before the date of exercise of the Right to which it relates;

                      (iii) unless disapproved by the Administrator as provided
               in Subsection (iv) below, the Election once made will be irrevocable; and

                      (iv) no Election is valid unless the Administrator
               consents to the Election; the Administrator has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Administrator has not consented to the Election on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the "Tax Date"), the Election will be deemed approved.

               (d) Effect. If the Administrator consents to an Election of a Rights holder's Withholding Right, then upon the exercise of the Right (or any portion thereof) to which the Withholding Right relates, the Company will withhold from the shares otherwise issuable that number of full shares of Stock having an actual Fair Market Value equal to the amount (or portion of the amount, as applicable) required to be withheld under applicable federal and/or state income tax laws as a result of the exercise.

        SECTION 11.4   Indemnification.

        In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, each member of the Board or Committee comprising the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any one of them may be action, party by reason of any action taken or failure to act under or in connection with the Plan or any Right granted under the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member of the Board or Committee comprising the Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such member of the Board or Committee comprising the Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

        SECTION 11.5   Loans.

        The Company may make loans to Optionees and Offerees as the Administrator, in its discretion, may determine in connection with the exercise of outstanding Stock

Options and Purchase Rights granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section
11.5 and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine; and (iii) bear interest, if any, at such rate as the Administrator shall determine. In no event may the principal amount of any such loan exceed the Exercise Price or the Purchase Price less the par value of the shares of Stock covered by the Stock Option or Purchase Right, or portion thereof, exercised by the Optionee or Offeree. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and applicable interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator, provided, however, that the term of the loan, including extensions, shall not exceed ten (10) years. Unless the Administrator determines otherwise, when a loan shall have been made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

        SECTION 11.6 Termination of Employment.

        Except as provided in this Section 11.6, no Right may be exercised unless the Rights holder is then a Director of the Company, or in the employ of the Company or any Parent or Subsidiary, or rendering services as a consultant to the Company or any Parent or Subsidiary, and unless he or she has remained continuously so employed since the Date of Grant. If the employment or services of a Rights holder shall terminate (other than by reason of a Special Terminating Event), all Rights previously granted to the Rights holder which are exercisable at the time of such termination may be exercised for the period ending ninety (90) days after such termination, unless otherwise provided in the Rights agreement; provided, however, that no Right may be exercised following the date of its expiration. Nothing in the Plan or in any Right granted pursuant to the Plan shall confer upon an employee or consultant any right to continue in the employ of the Company or any Parent or Subsidiary or interfere in any way with the right of the Company or any Parent or Subsidiary to terminate such employment or consulting relationship at any time.

        SECTION 11.7   Special Terminating Events.

        If a Special Terminating Event occurs, all Rights theretofore granted to such Rights holder which are exercisable at the time of such Special Terminating Event may, unless earlier terminated in accordance with their terms, be exercised by the Rights holder or by his or her estate or by a person who acquired the right to exercise such Right by bequest or inheritance or otherwise by reason of the death or Disability of the Rights holder, at any time within one (1) year after the date of the Special Terminating Event. Notwithstanding the foregoing, an Incentive Stock Option and any SAR granted in relation to an Incentive Stock Option shall only be exercisable at any time within three (3) months after the date of Retirement or termination of employment or consulting relationship of an Optionee.

        SECTION 11.8 Non-Transferability of Rights.

        Unless otherwise approved by the Administrator, Rights granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and Rights may be exercised, during the lifetime of the Rights holder, only by the Rights holder or by his or her guardian or legal representative.

        SECTION 11.9 Regulatory Matters.

        Each Rights agreement shall provide that no shares of Stock shall be purchased or sold thereunder unless and until (A) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (B) if required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Stock as to which such requisite authority shall not have been obtained.

        SECTION 11.10   Recapitalizations.

        Each Rights agreement shall contain provisions required to reflect the provisions of Article 9.

        SECTION 11.11   Delivery.

        Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

        SECTION 11.12 Other Provisions.

        The Rights agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

                                   ARTICLE 12
                             EFFECTIVE DATE OF PLAN

        The Plan shall become effective on the date on which the Plan is adopted by the Board and approved by its shareholders. Any Right granted before the approval of the Plan by the Company's shareholders shall be expressly conditioned upon, and shall not be exercisable until, such approval is obtained.

                                   ARTICLE 13
                                  TERM OF PLAN

        No Right shall be granted pursuant to the Plan on or after January 1, 2011, but Rights theretofore granted may extend beyond that date.